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Exhibit 99.1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        The Financial Review and other sections of this Form 10-Q contain forward-looking statements that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including but not limited to those listed below, may cause actual results to differ materially from current expectations, estimates, projections and from past results.

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  Competitive factors, including: (i) pricing pressures, both in the United States and abroad, primarily from managed care groups and government agencies, (ii) the development of new products by competitors having lower prices or superior performance or that are otherwise competitive with Abbott's current products, (iii) generic competition when Abbott's products lose their patent or regulatory protection, (iv) technological advances, patents and registrations obtained by competitors, (v) problems with licensors, suppliers and distributors and (vi) business combinations among Abbott's competitors or major customers.

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  Difficulties and delays inherent in the development, manufacturing, marketing, or sale of products, including: (i) uncertainties in the Federal Food and Drug Administration and foreign regulatory approval processes, (ii) delays in the receipt of or the inability to obtain required approvals, (iii) efficacy or safety concerns, (iv) the suspension or revocation of the authority necessary for manufacture, marketing, or sale, (v) the imposition of additional or different regulatory requirements, such as those affecting labeling, (vi) seizure or recall of products, (vii) the failure to obtain, the imposition of limitations on the use of, or the loss of patent and other intellectual property rights, (viii) loss of regulatory exclusivity, and (ix) manufacturing or distribution problems.

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  Governmental action including: (i) new laws, regulations and judicial decisions related to health care availability, method of delivery and payment for health care products and services, (ii) changes in the Federal Food and Drug Administration and foreign regulatory approval processes that may delay or prevent the approval of new products and result in lost market opportunity, (iii) new laws, regulations and judicial decisions affecting pricing or marketing and (iv) changes in the tax laws relating to Abbott's operations, including laws related to the remittance of foreign earnings.

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  Economic factors over which Abbott has no control, including changes in the rate of inflation, business conditions, interest rates, foreign currency exchange rates, and market value of Abbott's equity investments.

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  Changes in business, political and economic conditions, including the cost and availability of insurance, due to the recent terrorist attacks in the U.S. and other parts of the world, the threat of future terrorist activity in the U.S. and other parts of the world and related U.S. military action overseas.

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  Changes in Abbott's business units and investments and changes in the relative and absolute contribution of each to earnings resulting from evolving business strategies and opportunities existing now or in the future, such as acquisitions, restructurings or dispositions.

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  Changes in costs or expenses, including variations resulting from changes in product mix and changes in tax rates both in the United States and abroad.

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  Complying with the consent decree between Abbott and the United States Food and Drug Administration (this consent decree is described in the portion of Abbott's Form 10-K captioned "Regulation") and Abbott's ability to return diagnostic products to market successfully.

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  Legal difficulties, any of which could preclude commercialization of products or adversely affect profitability, including: (i) claims asserting antitrust violations, (ii) claims asserting securities law violations, (iii) claims asserting violations of the Federal False Claims Act, Anti-Kickback Act, the Prescription Drug Marketing Act or other violations in connection with Medicare and/or Medicaid reimbursement, (iv) derivative actions, (v) product liability claims, (vi) disputes over intellectual property rights (including patents) and (vii) environmental matters.

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  Changes in accounting standards promulgated by the Financial Accounting Standards Board, the Securities and Exchange Commission or the American Institute of Certified Public Accountants.

        No assurance can be made that any expectation, estimate or projection contained in a forward-looking statement will be achieved or will not be affected by the factors cited above or other future events. Readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. Abbott undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

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  Exhibit 99.1